Exhibit 99.1

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON             , 2017 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE

EXTENDED, THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,

ON THE EXPIRATION DATE.

LETTER OF TRANSMITTAL

OF PARKER-HANNIFIN CORPORATION

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 3.250% SENIOR NOTES DUE 2027

(CUSIP NO. 701094 AH7),

4.100% SENIOR NOTES DUE 2047

(CUSIP NO. 701094 AK0)

AND 1.125% SENIOR NOTES DUE 2025,

ISSUED ON FEBRUARY 24, 2017,

(ISIN/COMMON CODE: XS1571341830/157134183 AND XS1571341673/157134167)

FOR AN EQUAL PRINCIPAL AMOUNT OF 3.250% SENIOR NOTES DUE 2027 (CUSIP NO. 701094 AJ3), 4.100% SENIOR NOTES DUE 2047 (CUSIP NO. 701094 AL8) AND 1.125% SENIOR NOTES DUE 2025 (ISIN/COMMON CODE:             ), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, PURSUANT TO THE PROSPECTUS DATED             , 2017

(With Respect to Original U.S. Notes)

Deliver to:

WELLS FARGO BANK, N.A.,

By Registered Certified, Regular Mail or Overnight Courier:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070 600

Fourth Street South, 7th Floor

Minneapolis, Minnesota 55415

Facsimile Transmission Number:

(612) 667-3282

Attention: Bondholder Communications

(For Eligible Institutions Only)

Confirm Receipt of Facsimile by Telephone:

(800) 344-5128, Option 0

Attention: Bondholder Communications

(With Respect to Original Euro Notes)

Deliver to:

ELAVON FINANCIAL SERVICES DAC, UK BRANCH

By Registered Certified, Regular Mail or Overnight Courier:

Elavon Financial Services DAC, UK Branch

Fifth Floor

125 Old Broad Street

London EC2N 1AR

Attention: Agency Services Europe

Facsimile Transmission Number:

+44 (0)207 365 2577

Attention: Agency Services Europe

(For Eligible Institutions Only)

Confirm Receipt of Facsimile by Telephone:

+44 207 330 2000

Attention: Agency Services Europe

YOUR DELIVERY OF THIS LETTER OF TRANSMITTAL WILL NOT BE VALID UNLESS YOU DELIVER IT TO THE ADDRESS, OR TRANSMIT IT TO THE FACSIMILE NUMBER, SET FORTH ABOVE. PLEASE CAREFULLY READ THIS ENTIRE DOCUMENT, INCLUDING THE INSTRUCTIONS, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO PARKER-HANNIFIN CORPORATION (THE “COMPANY”).

No representation is made as to the correctness or accuracy of the CUSIP Numbers or ISIN/Common Code listed in this Letter of Transmittal or printed on the Notes. The Company, the U.S. Exchange Agent, the Euro Exchange Agent and the Trustee shall not be responsible for the selection or use of the CUSIP Numbers or ISIN/Common Code. It is provided solely for the convenience of the Holders.

By completing this letter of transmittal, you acknowledge that you have received the prospectus dated             , 2017 and this letter of transmittal (together, the “Exchange Offer”). This letter of transmittal and the prospectus have been delivered to you in connection with the Company’s offer to exchange minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof in principal amount of its 3.250% Notes due 2027 and 4.100% Notes due 2047 (collectively, the “U.S. Exchange Notes”) and to exchange minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in principal amount of its 1.125% Notes due 2025 (the “Euro Exchange Notes,” and together with the U.S. Exchange Notes, the “Exchange Notes”), for minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof in principal amount of its outstanding 3.250% Notes due 2027 (the “Original 2027 Notes”) and 4.100% Notes due 2047 (the “Original 2047 Notes,” and together with the Original 2027 Notes, the “Original U.S. Notes”) and for minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof in principal amount of its 1.125% Notes due 2025 (the “Original Euro Notes,” and together with the Original U.S. Notes, the “Original Notes”). Currently, $700,000,000 aggregate principal amount of Original 2027 Notes, $600,000,000 aggregate principal amount of Original 2047 Notes and €700,000,000 aggregate principal amount of Original Euro Notes are issued and outstanding.

For each Original Note accepted for exchange, the Holder (as defined below) of such Original Note will receive a corresponding Exchange Note having a principal amount equal to that of the surrendered Original Note. Interest on the 2027 Exchange Notes will accrue from February 24, 2017, or the most recent interest payment date, and that interest will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2017. Interest on the 2047 Exchange Notes will accrue from February 24, 2017, or the most recent interest payment date, and that interest will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2017. Interest on the Euro Exchange Notes will accrue from February 24, 2017, or the most recent interest payment date, and that interest will be payable annually in arrears on March 1 of each year, commencing March 1, 2018.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the Expiration Date will mean the latest date to which the Exchange Offer is extended.

This letter of transmittal is to be completed by the Holder of Original U.S. Notes if the tender for Original U.S. Notes will be made by book-entry transfer to the account maintained by Wells Fargo Bank, N.A. (the “U.S. Exchange Agent”), the exchange agent for the Original U.S. Notes and the U.S. Exchange Notes, at The Depository Trust Company (“DTC”) according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering” and an agent’s message is not being transmitted. This letter of transmittal is to be completed by the Holder of Original Euro Notes if the tender for Original Euro Notes will be made by book-entry transfer to the account maintained by Elavon Financial Services DAC, acting through its UK Branch under the trade name U.S. Bank Global Corporate Trust Services (the “Euro Exchange Agent”), the exchange agent for the Original Euro Notes and the Euro Exchange Notes, at Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”) according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering” and an Electronic Consent Instruction (as defined below) is not being transmitted. Please note that delivery of documents required by this letter of transmittal to DTC, Euroclear, Clearstream or the Trustee does not constitute delivery to the U.S. Exchange Agent or the Euro Exchange Agent.

A financial institution that is a participant in the book-entry transfer facility with respect to the Original U.S. Notes may also tender its Original U.S. Notes by means of DTC’s Automated Tenders Over the Participant Terminal System (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, DTC will send an “agent’s message” to the U.S. Exchange Agent. The term “agent’s message” means a message, transmitted to DTC and received by the U.S. Exchange Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgement that the Holder agrees to be bound by the letter of transmittal and that the Company may enforce the letter of transmittal against the Holder. By using the ATOP procedures to exchange the Original U.S. Notes, Holders will not be bound to deliver a letter of transmittal to the U.S. Exchange Agent.

The Original Euro Notes are held in book-entry form through Euroclear or Clearstream. A holder of Original Euro Notes with Euroclear or Clearstream wishing to participate in the Exchange Offer should submit, or arrange to have submitted on its behalf, an electronic exchange instruction, which we refer to as an Electronic

Consent Instruction, through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the Euro Exchange Agent. If delivery is made through an Electronic Consent Instruction, Euroclear or Clearstream will send an “agent’s message” to the Euro Exchange Agent. By using the Electronic Consent Instruction procedures to exchange the Original Euro Notes, Holders will be deemed to have agreed to the terms of this letter of transmittal to the Euro Exchange Agent.

Only direct participants in Euroclear or Clearstream may submit Electronic Consent Instructions through Euroclear and Clearstream. A holder of Original Euro Notes that is not a direct participant in Euroclear or Clearstream must arrange for the direct participant through which they hold the Original Euro Notes to submit an Electronic Consent Instruction on their behalf to the relevant clearing system prior to the deadline specified by the relevant clearing system. Beneficial owners of Original Euro Notes who are not direct participants in Euroclear or Clearstream must contact their custodian bank, depositary, broker, trust company or other nominee to arrange for the direct participant in Euroclear or Clearstream, as the case may be, through which they hold Original Euro Notes to submit a valid Electronic Consent Instruction to the relevant clearing system prior to the Expiration Date.

As used in this letter of transmittal, the term “Holder” means (1) any person in whose name Original Notes are registered on the books of the Company, (2) any other person who has obtained a properly executed bond power from a registered Holder, or (3) any person whose Original Notes are held of record by DTC, Euroclear or Clearstream who desires to deliver such notes by book-entry transfer at the applicable depository. If you decide to tender your Original Notes, you must complete this entire letter of transmittal.

You must follow the instructions in this letter of transmittal — please read this entire document carefully. If you have questions or need help with respect to the procedures for tendering Original Notes, or if you would like additional copies of the prospectus or this letter of transmittal, you should contact the, with respect to Original U.S. Notes, the U.S. Exchange Agent at (800) 344-5128 or at its address set forth above, and with respect to the Original Euro Notes, the Euro Exchange Agent at +44 207 330 2000 or at its address set forth above.

Please describe your Original Notes below.

DESCRIPTION OF ORIGINAL NOTES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE COMPLETE, IF BLANK)	TITLE OF SERIES	AGGREGATE PRINCIPAL AMOUNT OF ORIGINAL NOTES HELD	PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED*

Total

*	You will be deemed to have tendered the entire principal amount of Original Notes represented in the column labeled “Aggregate Principal Amount of Original Notes Held” unless you indicate otherwise in the column labeled “Principal Amount of Original Notes Tendered.” Original U.S. Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and Original Euro Notes may be tendered only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

If you need more space, list the title of series and principal amount of Original Notes on a separate schedule, sign the schedule and attach it to this letter of transmittal.

☐	CHECK HERE IF YOU ARE TENDERING ORIGINAL NOTES BY BOOK-ENTRY TRANSFER MADE TO AN EXCHANGE AGENT’S ACCOUNT AT DTC, EUROCLEAR OR CLEARSTREAM.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name of Broker-Dealer:

Address to which copies of the Prospectus are to be delivered:

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if: (1) Exchange Notes issued in exchange for tendered and accepted Original Notes are to be issued in the name of someone other than you; or (2) Original Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC, Euroclear or Clearstream other than the account indicated above.

Issue to:

Name:

(PLEASE PRINT)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(ACCOUNT NUMBER)

or

Credit Original Notes tendered by book-entry transfer that are not exchanged to the DTC, Euroclear or Clearstream account set forth below.

(ACCOUNT NUMBER)

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6

Complete this section ONLY if untendered or unexchanged Original Notes, or Exchange Notes issued in exchange for tendered and accepted Original Notes, are to be sent to someone other than you, or to you at a DTC, Euroclear or Clearstream account different than the one listed above.

Issue to:

Name:

(PLEASE PRINT)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

(ACCOUNT NUMBER)

Ladies and Gentlemen:

According to the terms and conditions of the Exchange Offer, I hereby tender to the Company the principal amount of Original Notes indicated above. Effective at the time the Company accepts these Original Notes, and exchanges them for the same principal amount of Exchange Notes, I hereby tender, exchange, assign, and transfer to the Company all right, title and interest in and to the Original Notes I have tendered. I am aware that the exchange agents also act as agents of the Company. By executing this document, I irrevocably appoint the applicable exchange agent as my agent and attorneys-in-fact for the tendered Original Notes with full power of substitution to:

(1) transfer ownership of the Original Notes on the account books maintained by DTC, Euroclear or Clearstream, to the Company and deliver all accompanying evidences of transfer and authenticity to the Company; and

(2) present the Original Notes for transfer on the books of the Company, receive all benefits and exercise all rights of beneficial ownership of these Original Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, exchange, assign and transfer the Original Notes that I am tendering. I represent and warrant that the Company will acquire good and unencumbered title to the Original Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Original Notes will not be subject to any adverse claim at the time the Company acquires them. I further represent that:

(1) I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company;

(2) I have not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of any Exchange Notes issued to me;

(3) any Exchange Notes I acquire will be acquired in my ordinary course of business;

(4) I am not a broker-dealer tendering Original Notes acquired directly from the Company or any affiliate of the Company for my own account; and

(5) I am not acting on behalf of any person who could not truthfully and completely make the representations set forth above.

I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission. These letters provide that the Exchange Notes issued in exchange for the Original Notes in the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder of Exchange Notes, unless that person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act who does not comply with the registration and prospectus delivery provisions of the Securities Act. The Exchange Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus in connection with any resale of the Exchange Notes and I may be deemed to be an “underwriter” within the meaning of the Securities Act. However, by this acknowledgment and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the applicable exchange agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes I have tendered.

I understand that the Company will be deemed to have accepted for exchange Original Notes that have been validly tendered and not validly withdrawn when the Company gives written notice of acceptance to the applicable exchange agent. I further understand that the Company’s acceptance of Original Notes constitutes full performance of its obligations under the registration rights agreement, with no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances.

If, for any reason, any tendered Original Notes are not accepted for exchange in the Exchange Offer, unaccepted Original Notes will be returned to my DTC, Euroclear or Clearstream account, or to a different account if one is listed under “Special Delivery Instructions,” promptly after the Expiration Date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, bankruptcy, incapacity or, if I am a corporation or institution, my dissolution. Every obligation under this letter of transmittal is binding upon my heirs, personal representatives, successors, assigns, executors, administrators and trustees in bankruptcy.

I understand that tenders of Original Notes according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedures for Tendering” and in the instructions included in this document constitute a binding agreement between myself and the Company subject to the terms and conditions of the Exchange Offer.

Unless I have described other instructions in this letter of transmittal under the section “Special Issuance Instructions,” please credit Exchange Notes issued in exchange for my tendered and accepted Original Notes to my respective account at DTC, Euroclear or Clearstream. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please credit the Exchange Notes issued in exchange for my tendered and accepted Original Notes and Original Notes that were not tendered or not exchanged, to my respective account at DTC, Euroclear or Clearstream shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please credit the Exchange Notes issued in exchange for my tendered and accepted Original Notes in the name(s) of, and/or return any Original Notes that were not tendered or exchanged to, the account at the book-entry transfer facility of the person(s) so indicated. I understand that, if the Company does not accept any of the tendered Original Notes for exchange, the Company has no obligation to transfer any Original Notes from the name of the registered Holder(s) according to my instructions in the “Special Issuance Instructions” section of this document.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED DESCRIPTION OF ORIGINAL NOTES ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

LETTER OF TRANSMITTAL SIGNATURE PAGE

PLEASE SIGN HERE WHETHER OR NOT

ORIGINAL NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Date)

Signature(s) of Registered Holder(s) or Authorized Signatory	(Date)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

The above lines must be signed by the registered Holder(s) of Original Notes as their name(s) appear(s) on a DTC, Euroclear or Cleastream security position listing as the owner of Original Notes or by person(s) authorized to become registered Holder(s) by a properly completed bond power from the registered Holder(s). If applicable, a copy of the completed bond power must be delivered with this letter of transmittal. If any Original Notes tendered through this letter of transmittal are held of record by two or more joint Holders, then all such Holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority to act on behalf of the Holder. See Instruction 4 on page 12 for more information about completing this letter of transmittal.

Name(s):

Capacity:

Address:

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution, if required by Instruction 4:

(Title)

(Name of Firm)

Dated                 , 2017

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 3.250% SENIOR NOTES DUE 2027 (CUSIP NO. 701094 AH7), 4.100% SENIOR NOTES DUE 2047 (CUSIP NO. 701094 AK0) AND 1.125% SENIOR NOTES DUE 2025, ISSUED ON FEBRUARY 24, 2017 (ISIN/COMMON CODE: XS1571341830/157134183 AND XS1571341673/157134167), OF PARKER-HANNIFIN CORPORATION FOR 3.250% SENIOR NOTES DUE 2027 (CUSIP NO. 701094 AJ3), 4.100% SENIOR NOTES DUE 2047 (CUSIP NO. 701094 AL8) AND 1.125% SENIOR NOTES DUE 2025 (ISIN/COMMON CODE:             ) OF PARKER-HANNIFIN CORPORATION, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND ORIGINAL NOTES. The tendered Original Notes by confirmation of book-entry delivery into the applicable exchange agent’s account at DTC, Euroclear or Clearstream of all Original Notes delivered electronically, as well as a properly completed and executed copy or facsimile of this letter of transmittal or an agent’s message through ATOP or Electronic Consent Instruction and any other required documents, must be received by the applicable exchange agent at its address listed on the cover of this document before 5:00 p.m., New York City time, on the Expiration Date.

YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE APPLICABLE EXCHANGE AGENT. EXCEPT UNDER THE CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE APPLICABLE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, THE COMPANY RECOMMENDS THAT YOU USE AN OVERNIGHT DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE APPLICABLE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR ORIGINAL NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE APPLICABLE EXCHANGE AGENT. DO NOT SEND YOUR ORIGINAL NOTES TO THE COMPANY OR TO THE TRUSTEE.

THE COMPANY WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. EACH TENDERING HOLDER, BY EXECUTION OF A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF OR AGENT’S MESSAGE OR ELECTRONIC CONSENT INSTRUCTION IN LIEU THEREOF), WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF SUCH TENDER.

2. TENDER BY HOLDER. You must be a Holder of Original Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Original Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal, you must either make appropriate arrangements to register ownership of the Original Notes in your name, or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Original Notes may take a long period of time. For purposes of the exchange offer, a Holder is a registered holder of an Original Note, a person authorized to become such a registered holder by a properly completed bond power from the registered holder or a person whose name appears on a DTC, Euroclear or Clearstream security position listing as the owner of Original Notes. None of the Company, the exchange agents, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any tender or notice of tenders, or incur any liability for failure to give any such notification.

3. PARTIAL TENDERS. If you are tendering less than the entire principal amount of Original Notes, you should fill in the principal amount you are tendering in the third column of the box entitled “Description of Original Notes.” The entire principal amount of Original Notes delivered to the applicable exchange agent will be deemed to have been tendered unless you fill in the box entitled “Principal Amount of Original Notes Tendered.”

Unless a different DTC, Euroclear or Clearstream account is provided in the appropriate box on this letter of transmittal, any untendered Original Notes and any Exchange Notes issued in exchange for tendered and accepted Original Notes will be credited to the registered Holder at his or her registered account, promptly after the Original Notes are accepted for exchange. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.

4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

•	If you are the registered Holder of the Original Notes tendered with this document, and are signing this letter of transmittal, your signature must match exactly with the name(s) as they appear on the DTC, Euroclear or Clearstream security position listing which lists you as the owner of Original Notes. There can be no alteration, enlargement or change in your signature in any manner. If Exchange Notes or any Original Notes you have not tendered are to be issued to you as the registered Holder, do not endorse any tendered Original Notes, and do not provide a separate bond power.

•	If you are not the registered Holder, or if Exchange Notes or any replacement Original Notes will be issued to someone other than you, you must either properly endorse the Original Notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	If you are signing this letter of transmittal but are not the registered Holder(s) of any Original Notes listed on this document under the “Description of Original Notes,” the Original Notes tendered must be accompanied by appropriate bond powers, signed in the name of the registered Holder(s) exactly as it appears on the DTC, Euroclear or Clearstream security position listing. Please note that the signatures on any bond power must be guaranteed by an Eligible Institution.

•	If this letter of transmittal, any Original Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•	If this letter of transmittal is signed by the registered Holder(s) of the Original Notes tendered with this letter of transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions;” or

•	If the Original Notes are tendered for the account of an Eligible Institution.

5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and account number of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and account number where Exchange Notes issued in replacement for any untendered or tendered but unaccepted Original Notes should be credited. If replacement Original Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to the Company and the issuance of Exchange Notes to you in the Exchange Offer—unless you instruct the Company to issue or cause to be issued Exchange Notes, or request that Original Notes not tendered or accepted in the Exchange Offer be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

7. WAIVER OF CONDITIONS. The Company may choose, at any time and for any reason, to waive or, subject to certain requirements, amend or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Original Notes in the Exchange Offer are described in the prospectus under the heading “The Exchange Offer—Conditions to the Exchange Offer.”

8. WITHDRAWAL RIGHTS. Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the applicable exchange agent prior to 5:00 P.M., New York City time, on the Expiration Date, at the address set forth above. Any such notice of withdrawal must (a) specify the name of the person who tendered the Original Notes to be withdrawn, (b) identify the Original Notes to be withdrawn, including the series of Original Notes to be withdrawn and aggregate principal amount of such series of Original Notes, (c) specify the number of the account or accounts at the book-entry transfer facility or facilities from which the Original Notes were tendered and specify the name and number of the account or accounts at the book-entry transfer facility or facilities to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility or facilities; (d) contain a statement that such Holder is withdrawing its election to have such Original Notes exchanged; (e) be signed by the Holder in the same manner as the original signature on this letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Original Notes register the transfer of such Original Notes in the name of the person withdrawing the tender; and (f) specify the name in which such Original Notes are registered, if different from that of the person who tendered the Original Notes. None of the Company, the exchange agents, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any withdrawal of tenders, or incur any liability for failure to give any such notification.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties.

Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes tendered by book-entry transfer into the applicable exchange agent’s account at the book-entry transfer facilities pursuant to the book-entry transfer procedures set forth under the headings “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Acceptance of Original Notes and Delivery of Exchange Notes” in the prospectus will be credited to the account maintained with the book-entry transfer facilities for the Original Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following the procedures described under the headings “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Acceptance of Original Notes and Delivery of Exchange Notes” in the prospectus at any time on or prior to 5:00 P.M., New York City time, on the Expiration Date with respect to such Original Notes.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. If you have questions or need assistance with respect to the procedures for tendering or withdrawing tenders of Original Notes or would like to receive additional copies of the prospectus or this letter of transmittal, you should contact the U.S. Exchange Agent and/or the Euro Exchange Agent at their addresses listed in the prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE APPLICABLE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of Original Notes may be directed to the applicable exchange agent at its address and telephone number set forth below. Additional copies of the prospectus, this letter of transmittal or other materials related to the Exchange Offer may be obtained from the applicable exchange agent or from brokers, dealers, commercial banks or trust companies.

The exchange agent for the Original U.S. Notes is:

Wells Fargo Bank, N.A.

By Registered Certified, Regular Mail or

Overnight Courier:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 Fourth Street South, 7th Floor

Minneapolis, Minnesota 55415

Facsimile number:	For information by telephone:
(612) 667-3282	(800) 344-5128, Option 0
Attn: Bondholder Communications	Attn: Bondholder Communications

The exchange agent for the Original Euro Notes is:

Elavon Financial Services DAC, UK Branch

By Registered Certified, Regular Mail or

Overnight Courier:

Elavon Financial Services DAC, UK Branch

Fifth Floor

125 Old Broad Street, London EC2N 1AR

Facsimile number:	For information by telephone:
+44 (0)207 365 2577	+44 207 330 2000
Attention: Agency Services Europe	Attention: Agency Services Europe